Exhibit 4.03

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Warrant No. CW-1	Date of Issuance: November 10, 2004
Date of Expiration: November 10, 2011

Idetic, Inc.

Common Stock Purchase Warrant

Idetic, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that SPRINT SPECTRUM L.P., or its registered assigns (the “Holder”), is entitled to purchase shares of the Company’s common stock (the “Common Stock”) upon the terms set forth below at any time beginning on the date hereof until the termination of this Warrant as set forth in Section 10.

1. Type and Number of Shares. Subject to the terms and conditions of this Warrant, the Holder is entitled, upon surrender of this Warrant, to purchase from the Company 470,000 [1% of current fully diluted outstanding common] shares of the Company’s Common Stock. The shares purchasable upon exercise of this Warrant are hereinafter referred to as the “Warrant Stock.”

2. Purchase Price. Subject to Section 5, the purchase price per share of the Warrant Stock shall be $0.26 per share (the “Purchase Price”) for total consideration of $122,200.

3. Exercise. The Holder may exercise this Warrant, in whole or in part, by surrendering this Warrant, with the purchase form attached as Exhibit A duly executed by such Holder or by such Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer, or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Holder.

4. Net Issue Exercise.

(a) In lieu of exercising this Warrant in the manner provided in Section 3, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the purchase form attached as Exhibit A in which event the Company shall issue to such Holder a number of shares of Warrant Stock computed using the following formula:

X=	Y(A-B)
A

Where	X = The number of shares of Warrant Stock to be issued to the Holder.

Y = The number of shares of Warrant Stock purchasable under this Warrant (at the date of such calculation).

A = The fair market value of one share of Common Stock (at the date of such calculation).

B = The Purchase Price (as adjusted to the date of such calculation).

(b) For purposes of this Section 4, the fair market value of Common Stock on the date of calculation shall mean with respect to each share of Common Stock:

(i) if the exercise is in connection with an initial public offering of the Company’s Common Stock, and if the Company’s Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value per share shall be the product of the initial “Price to Public” specified in the final prospectus with respect to the offering; or

(ii) if Section 4(b)(i) is not applicable, the fair market value of a share of Common Stock shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares (irrespective of whether authorized but unissued shares of Common Stock exist at the time of such exercise), as determined in good faith by the Board of Directors.

5. Adjustments.

(a) If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend shall be paid in respect of the Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by the Purchase Price in effect immediately after such adjustment.

(b) In case of any reclassification or change of the Common Stock or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon such consummation if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in paragraph (a); and in each such case, the terms of this Section 5 shall be applicable to the Warrant Stock properly receivable upon the exercise of this Warrant after such consummation.

(c) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of Warrant Stock or other property for which this Warrant shall be exercisable following the occurrence of any of the events specified in Section 5(a) or (b) above.

(d) It is acknowledged that the Holder shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company which occur prior to the exercise of this Warrant. No adjustment shall be required under the provisions of this Warrant if and to the extent that an equivalent adjustment occurs pursuant to provisions of the Company’s corporate charter or otherwise.

6. Securities Law Compliance

a) Investment Intent. Holder hereby warrants and represents that Holder is acquiring the Warrant Stock for Holder’s own account and not with a view to their resale or distribution.

b) Investment Experience. Holder has experience evaluating investments in the securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Warrant Stock. Holder further represents that Holder is an “accredited investor” as that term is defined in Section 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended (the “1933 Act”), and Holder has the capacity to evaluate the merits and risks of an investment in the Warrant Stock and to protect Holder’s own interests in connection with this transaction.

c) Exemption from Registration. Holder acknowledges that neither the Warrant nor the shares of Warrant Stock have been registered under the 1933 Act, and the Warrant is being issued to Holder in reliance upon certain exemptions from such registration.

d) Restricted Securities. Holder has been informed that the shares of Warrant Stock, when and if issued, will likely be restricted securities under the 1933 Act and, if so, may not be resold or transferred unless they are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Holder hereby acknowledges that Holder is prepared to hold the Warrant Stock for an indefinite period and that Holder is aware that Rule 144 promulgated under the 1933 Act is not presently available to exempt the sale of the Warrant Stock from the registration requirements of the 1933 Act.

e) Disposition of Shares. Holder hereby agrees that Holder shall make no disposition of the Warrant Stock unless and until Holder shall have provided the Company with an opinion of counsel in form and substance reasonably satisfactory to the Company, that (A) the proposed disposition does not require registration of the Warrant Stock under the 1933 Act, or (B) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

f) No Obligation to Transfer. The Company shall not be required (i) to transfer on its books any Warrant Stock which have been sold or transferred in violation of the provisions of this Section 6, nor (ii) to treat as the owner of the Warrant Stock, or otherwise to accord voting or dividend rights to, any transferee to whom the Warrant Stock have been transferred in contravention of this Agreement.

g) Restrictive Legends. In order to reflect the restrictions on disposition of the Warrant Stock, the stock certificates for the Warrant Stock will be endorsed with the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN RESTRICTIONS ON TRANSFER OF THE SECURITIES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE. [NOTE—THE MARKET STAND-OFF RESTRICTION BELOW NECESSITATES THIS LEGEND].

7. Market Stand-Off. In connection with the initial underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, Holder shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Warrant Stock or any other equity securities or options or rights to purchase equity securities of the Company without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed one hundred-eighty (180) days.

In order to enforce the limitations of this Section, the Company may impose stop-transfer instructions with respect to the Warrant Stock until the end of the applicable stand-off period.

8. Transfers.

(a) Subject to the provisions of Sections 6 and 7 hereof, this Warrant and all rights hereunder are transferable to any Affiliate of Holder, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company. For purposes hereof, “Affiliate” shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by, or is under common control with, Sprint Spectrum, L.P.

(b) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

9. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

10. Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate and no longer be exercisable at 5:00 p.m. Pacific time on Nov 10, 2011.

11. Reservation of Stock. The Company will use commercially reasonable efforts to cause to be reserved and to keep available, solely for the issuance and delivery upon the exercise of this Warrant, Common Stock, as from time to time shall be issuable upon the exercise of this Warrant.

12. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

13. Notices. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS) or five (5) business days after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed (a) if to the Holder, to the address of the Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Holder.

If to the Registered Holder, addressed to:

Sprint Spectrum L.P.

Mailstop: KSOPH 10414

6160 Sprint Parkway

Overland Park, KS 66251

Attn: Vice President, Business Development

With a copy to:

Sprint Corporation

Mailstop: KSOPHF0302 3B679

6200 Sprint Parkway

Westwood, KS 66251

Attn. Vice President & Corporate Secretary

If to the Company, addressed to:

Idetic, Inc.

2855 Telegraph Ave., Suite 510

Berkeley, CA 94705

Attn: Chief Financial Officer

With a copy to:

Gregory L. Beattie, Esq.

Reed Smith, LLP

1999 Harrison Street, Suite 2500 Oakland, CA 94612

14. No Rights as Stockholder. Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

15. Amendment or Waiver. Any term of this Warrant may be amended or waived upon written consent of the Company and the Holder (or, if this Warrant is transferred or assigned such that more than one party has the right to purchase Warrant Stock under this Warrant, those parties who hold or have a right to acquire at least a majority of the Warrant Stock represented by this Warrant).

16. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS HEREOF, the undersigned has executed this Common Stock Warrant as of the Date of Issuance written above.

Idetic, Inc. a Delaware corporation

By:	/s/ PHILLIP ALVELDA
Phillip Alvelda, Chief Executive Officer

[SIGNATURE PAGE TO SERIES Z PREFERRED STOCK WARRANT]

EXHIBIT A

EXERCISE FORM

To: Idetic, Inc.	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase                    shares of the Warrant Stock covered by such Warrant and (select one):

❑	Makes the enclosed payment of $ , representing the full purchase price for such shares at the price per share provided for in such Warrant.

❑	Elects to exercise the net exercise provision contained in Section 4 of the Warrant and relinquish that number of shares of Warrant Stock necessary to exercise the Warrant.

Signature:

Facsimile:

Telephone:

Address:

[SIGNATURE PAGE TO SERIES 2 PREFERRED STOCK WARRANT]

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                                                   hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Warrant Stock covered thereby set forth below, unto:

Name of Assignee	Address/Facsimile Number/Email	No. of Shares

Dated:	Signature:

Dated:	Witness: